UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Eagle Point Income Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2197405
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Steamboat Road Suite 202 Greenwich, CT	06830
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series C Term Preferred Stock due 2029, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A file number to which this form relates:  333-272168

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are shares of 8.00% Series C Term Preferred Stock due 2029 (the “Shares”) of Eagle Point Income Company Inc., a Delaware corporation (the “Registrant”). The Shares are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the date of the Prospectus Supplement (as defined below) under the trading symbol “EICC.”

A description of Shares is set forth under the heading “Description of Our Capital Stock” and “Description of our Preferred Stock” in the Registrant’s prospectus dated June 29, 2023 (the “Prospectus”) included in the Registrant’s registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (File Nos. 333-272168 and 811-23384, respectively), and under the headings “The Offering” and “Description of the Series C Term Preferred Stock” in the prospectus supplement, dated March 27, 2024 (the “Prospectus Supplement”), as filed with the Commission pursuant to Rule 424 under the Securities Act on March 29, 2024. The descriptions of the Shares contained in the Prospectus and Prospectus Supplement and in any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission under the Securities Act, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Form of Certificate of Incorporation*
3.2	Certificate of Designation for the 8.00% Series C Term Preferred Stock due 2029***
3.3	Bylaws of Eagle Point Income Company Inc.**

*	Previously filed on October 5, 2018 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) and incorporated by reference herein.
**	Previously filed on October 5, 2018 with the Registrant’s Registration Statement on Form N-2 (File Nos. 333-227716 and 811-23384) and incorporated by reference herein.
***	Previously filed on March 29, 2024 with the Registrant’s Prospectus Supplement and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 8, 2024	EAGLE POINT INCOME COMPANY INC.

	By:	/s/ Kenneth P. Onorio
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer and Chief Operating Officer